Exhibit 99.1

news release

Ovintiv Announces Closing of Montney Asset Acquisition

DENVER, January 31, 2025 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today closed the previously announced acquisition of certain Montney assets from Paramount Resources Ltd.

The acquisition adds approximately 70 thousand barrels of oil equivalent per day (“MBOE/d”) of production, 900 net 10,000 foot equivalent well locations, and approximately 109,000 net acres of land, strategically located near the Company’s current Montney operations with ample access to midstream infrastructure capacity.

“We are set to rapidly integrate the new Montney asset into our portfolio,” said Ovintiv President and CEO, Brendan McCracken. “We consider it to be one of the highest quality undeveloped acreage positions in North America. It extends our premium Montney oil and condensate inventory life to approximately 15 years and positions Ovintiv as the premier operator in the play. This transaction, when combined with the impact of our recently closed Uinta asset sale, is accretive both immediately and long-term across all key financial metrics. Our 2025 Non-GAAP Free Cash Flow is expected to increase by approximately $300 million, at current commodity strip pricing.”

When the transaction was announced in November of 2024, the purchase price was valued at $2.377 billion (C$3.325 billion). At that time, Ovintiv entered into currency swaps to manage the risk associated with purchasing an asset denominated in Canadian dollars. With current foreign exchange rates, the purchase price at closing is approximately $2.307 billion (C$3.325 billion) and the realized losses associated with the currency swaps are approximately $97 million.

The Company plans to issue its full year and first quarter 2025 guidance with the release of its fourth quarter and full year 2024 results on February 26, 2025.

Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and the Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

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Non-GAAP Cash Flow and Non-GAAP Free Cash Flow are non-GAAP measures. Non-GAAP Cash Flow is defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital. Non-GAAP Free Cash Flow is defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Forecasted Non-GAAP Free Cash Flow assumes forecasted Non-GAAP Cash Flow based on commodity strip pricing of $70 WTI and $3.64 NYMEX. The scenario utilizes the midpoint of the expected 2025 asset production and capital as compared to Non-GAAP Free Cash Flow excluding the Montney asset acquisition and Uinta asset sale. Due to its forward-looking nature, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure, such as changes in operating assets and liabilities. Accordingly,

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Ovintiv is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measure. Amounts excluded from this non-GAAP measure in future periods could be significant.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this news release, the use of words and phrases such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Without limiting the generality of the foregoing, forward-looking statements contained in this news release include: future commodity prices and basis differentials; the Company’s ability to successfully integrate completed acquisitions (including the Montney transaction described herein); the ability of the Company to access credit facilities and capital markets; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company’s ability to capture and maintain gains in productivity and efficiency; the ability for the Company to general cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; and projections made in light of, and generally consistent with, the Company’s historical experience and its perception of historical industry trends; and the other assumptions contained herein.

Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this new release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

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